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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-43114) pertaining to the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan of ViroLogic, Inc. and in the Registration Statement (Form S-3 No. 333-70562) and related Prospectus of ViroLogic, Inc. of our report dated March 28, 2002, except for Notes 6 and 8 as to which the date is March 26, 2002 with respect to the financial statements of ViroLogic, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                            /s/ ERNST & YOUNG LLP

Palo Alto, California
March 26, 2002